Exhibit 99.1

Electromed, Inc. Announces Share Repurchase Authorization

NEW PRAGUE, Minn.--(BUSINESS WIRE)-- Electromed, Inc. (“Electromed”) (NYSE American: ELMD), a leader in innovative airway clearance technologies, today announced that on September 9, 2025, its Board of Directors authorized Electromed to repurchase up to $10.0 million of Electromed common stock. This follows the exhaustion of Electromed’s most recent share repurchase authorization in the fourth quarter of fiscal 2025, as previously reported.

The timing and amount of share repurchases, if any, will be determined by management based on its evaluation of market conditions and other considerations. Repurchases may be made from time to time on the open market at prevailing market prices, in privately negotiated transactions, in block trades and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations. The Board of Directors will review the share repurchase program periodically, and may authorize adjustment of its terms and size.

“I am pleased to announce that the Board of Directors has authorized further share repurchases,” said Jim Cunniff, Electromed’s President and Chief Executive Officer. “Underpinning the decision to repurchase shares is Electromed’s strong operational performance and robust cash reserves, and we believe this provides us with the flexibility to return some of this cash to the shareholders. The authorization reflects not only our strong operational performance, but also our commitment to enhancing shareholder value over the long term.”

Cautionary Statements

Certain statements in this press release, including the prospect of future repurchases of Electromed’s equity securities, potential benefits of the same, and Electromed’s financial position, constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “continue,” “expect,” “may,” “plan” “potential,” “should,” “will,” and similar expressions, including the negative of these terms, but they are not the exclusive means of identifying such statements. Forward-looking statements cannot be guaranteed, and actual results may vary materially due to the uncertainties and risks, known or unknown associated with such statements. Examples of risks and uncertainties for Electromed include,  but are not limited to, our ability to obtain reimbursement from Medicare, Medicaid, or private insurance payers for our products; component or raw material shortages, changes to lead times or significant price increases and changes to trade regulations (including, but not limited to, changes to tariffs); adverse changes to state and federal health care regulations; our ability to maintain regulatory compliance and to gain future regulatory approvals and clearances; entry of new competitors including new drug or pharmaceutical discoveries; adverse economic and business conditions or intense competition; wage and component price inflation; technical problems with our research and products; the risks associated with cyberattacks, data breaches, computer viruses and other similar security threats; changes affecting the medical device industry; our ability to develop new sales channels for our products such as the hospital or homecare distributor channels; adverse international health care regulation impacting current international business; our ability to renew our line of credit or obtain additional credit as necessary; and our ability to protect and expand our intellectual property portfolio, as well as other factors we may describe from time to time in Electromed’s reports filed with the Securities and Exchange Commission (including Electromed’s most recent Annual Report on Form 10-K, as amended from time to time, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K). Investors should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this press release. We undertake no obligation to update them in light of new information or future events.

About Electromed, Inc.

Electromed, Inc. manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. It is headquartered in New Prague, Minnesota, and was founded in 1992. Further information about Electromed can be found at www.smartvest.com.

Brad Nagel, Chief Financial Officer
(952) 758-9299
investorrelations@electromed.com

Mike Cavanaugh, Investor Relations
ICR Healthcare
(617) 877-9641
mike.cavanaugh@icrhealthcare.com